UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 17, 2007

OMEGA HEALTHCARE INVESTORS, INC.
(Exact name of registrant as specified in charter)

Maryland	1-11316	38-3041398
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9690 Deereco Road
Suite 100
Timonium, Maryland 21093
(Address of principal executive offices / Zip Code)

(410) 427-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act.

Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Executive Salaries. On January 10, 2007, the compensation committee (the “Compensation Committee”) of the Board of Directors of Omega Healthcare Investors, Inc. (the “Company”) authorized the following annual salaries of its named executive officers for the fiscal year ending December 31, 2007, in accordance with the terms and conditions of the respective employment agreements previously filed by the Company, as follows:

C. Taylor Pickett	$530,500

Daniel J. Booth	$326,500

Robert O. Stephenson	$262,700

R. Lee Crabill	$253,400

Executive Bonuses. Also, the Compensation Committee approved 2006 cash bonus payments to executive officers in the following amounts set forth below opposite the name of such officer:

C. Taylor Pickett	$463,500

Daniel J. Booth	$158,500

Robert O. Stephenson	$114,750

R. Lee Crabill	$123,000

These bonus amounts were determined in accordance with performance-based criteria established by the Compensation Committee in 2006, pursuant to which the executives would be paid, in the discretion of the Compensation Committee, up to one hundred percent of the bonus amounts available under their respective employment agreements if the Company achieved an adjusted funds from operations per share of common stock for the fiscal year ended December 31, 2006 equal to or in excess of certain targeted levels.

Item 5.03.  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Securities and Exchange Commission previously approved certain rule filings made by the New York Stock Exchange (the “New NYSE Rules”) that will require all listed issuers to be eligible for Depository Trust Company’s Direct Registration System (“DRS”). DRS will require issuers to convert to electronic book-entry issuance of capital stock, and as a result, issuers will be required to permit the issuance of uncertificated shares of capital stock of the issuer.

As a result of the New NYSE Rules, the Board of Directors of Omega Healthcare Investors, Inc. (the “Company”) amended, effective January 16, 2007, Section 1 of Article VII of the Amended and Restated Bylaws (the “Bylaws”) of the Company, which governs the issuance of stock certificates of the Company, to authorize the issuance of uncertificated shares of some or all of the Company’s capital stock, thereby permitting the Company to be eligible to participate in DRS. A copy of the First Amendment to the Bylaws of the Company is attached hereto as Exhibit 3.1 and is incorporated by reference herein in its entirety.

Item 9.01  Financial Statements and Exhibits

Exhibit Number	Description
3.1	First Amendment to the Amended and Restated Bylaws of Omega Healthcare Investors, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.
(Registrant)

Dated: January 17, 2007         By: /s/ C. Taylor Pickett
C. Taylor Pickett
President and Chief Executive Officer